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                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period: May 1 to May 31, 1999
Distribution Date: June 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                   Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B
                                                                                                         Certificate Amount
                                                                                                   -----------------------------
(i)  Principal Distribution
          Class A-1 Note Amount                                                                   0.00                    0.0000000
          Class A-2 Note Amount                                                           7,128,411.55                  108.0062356
          Class A-3 Note Amount                                                                   0.00                    0.0000000
          Class B  Note Amount                                                                    0.00                    0.0000000
          Certificates Amount                                                                     0.00                    0.0000000


(ii)  Interest Distribution
          Class A-1 Note Amount                                                                   0.00                    0.0000000
          Class A-2 Note Amount                                                             204,008.80                    3.0910424
          Class A-3 Note Amount                                                             236,472.63                    5.1250000
          Class B  Note Amount                                                              140,304.00                    5.3333333
          Certificates Amount                                                               112,535.50                    6.4166667


(iii)   Total Pool Balance of Notes and Certificates (end of Collection Period)         123,322,143.19


(iv)    Class A-1 Notes Balance (end of Collection Period)                                       (0.00)
        Class A-1 Pool Factor (end of Collection Period)                                                                  0.0000000
        Class A-2 Notes Balance (end of Collection Period)                               33,336,143.19
        Class A-2 Pool Factor (end of Collection Period)                                                                  0.5050931
        Class A-3 Notes Balance (end of Collection Period)                               46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                                  1.0000000
        Class B Notes Balance (end of Collection Period)                                 26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                                    1.0000000
        Certificates Balance (end of Collection Period)                                  17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                                               1.0000000


(v)   Basic Servicing Fee                                                                   108,708.80                    0.2384038


(vi)  Aggregate Net Losses                                                                  195,849.74
      Aggregate Realized Losses                                                             414,245.67
      Cummulative Net Losses for all periods                                             20,314,824.42

(vii) Reserve Account Balance after Giving Effect to Payments                             7,373,666.31
      Made on Distribution Date
      Specified Reserve Account Balance after Giving Effect to Payments                   7,373,666.31
      Made on Distribution Date

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                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period: May 1 to May 31, 1999
Distribution Date: June 15, 1999


Statement for Class A and Class B Noteholders and Certificateholders                                   Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B
                                                                                                         Certificate Amount
                                                                                                   -----------------------------
      Draws on Reserve Account                                                                    0.00
      Deposits to Reserve Account                                                                 0.00


(viii) Class A-1 Notes Interest Carryover Shortfall                                               0.00                    0.0000000
       Class A-2 Notes Interest Carryover Shortfall                                              (0.00)                   0.0000000
       Class A-3 Notes Interest Carryover Shortfall                                               0.00                    0.0000000
       Class B Notes Interest Carryover Shortfall                                                 0.00                    0.0000000
       Certificates Interest Carryover Shortfall                                                  0.00                    0.0000000
       Class A-1 Notes Principal Carryover Shortfall                                              0.00                    0.0000000
       Class A-2 Notes Principal Carryover Shortfall                                              0.00                    0.0000000
       Class A-3 Notes Principal Carryover Shortfall                                              0.00                    0.0000000
       Class B Notes Principal Carryover Shortfall                                                0.00                    0.0000000
       Certificates Principal Carryover Shortfall                                                 0.00                    0.0000000


(ix)  Additional Principal Distributable Amount                                                   0.00


(x)   Aggregate Purchase Amount of Receivables Repurchased by the                                 0.00
      Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                            Number                 Balance
                                                                             ------------------------------------------------------
           30-59 Days                                                                        547                       4,493,249.93
           60-89 Days                                                                        114                       1,057,219.82
           90 Days or More                                                                   104                         798,932.08
           Financed Vehicles repossessed but not yet Charged-off                              39                         289,485.42

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                         0.1282654
Weighted Average Remaining Term of Remaining Portfolio                                      31.7932091

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                0.0017427
     (ii)   Preceding Collection Period                                                      0.0031074
     (iii)  Current Collection Period                                                        0.0015013
     (iv) Three Month Average                                                                0.0021171

Ending Portfolio Balance                                                                123,322,143.19



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